As filed with the Securities and Exchange Commission on January 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

Registration Statement Under the Securities Act of 1933

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-0367049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1414 Harbour Way, Suite 1201
Richmond, California	94804
(Address of Principal Executive Offices)	(Zip Code)

Ekso Bionics 401(k) Plan

and

Ekso Bionics Holdings, Inc. 2017 Employee Stock Purchase Plan
(Full Title of the Plan)

Thomas Looby, CEO

Ekso Bionics Holdings, Inc.

1414 Harbour Way, Suite 1201

Richmond, CA 94804

(510) 984-1761

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Erin M. Anderman, Esq.

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, MA 02210

(617) 439-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Calculation of Registration Fee

Title of securities to be registered(1)	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.001 per share	725,000	(2)	$1.80	(3)	$1,305,000	(3)	$162.47

(1)	This Registration Statement covers shares of common stock, $0.001 par value per share, of Ekso Bionics Holdings, Inc. (the “Registrant”) that may be issued to the Ekso Bionics 401(k) Plan (the “401(k) Plan”), or its beneficiaries, as employer matching contributions, and common stock, $0.001 par value per share, of the Registrant (“Common Stock”) that may be issued under the Ekso Bionics Holdings, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate amount of 401(k) Plan interests to be offered or sold pursuant to the 401(k) Plan.

(2)	This Registration Statement registers 225,000 shares of Common Stock for issuance to the 401(k) Plan, or its beneficiaries, as employer matching contributions, and 500,000 shares of Common Stock for issuance under the ESPP, for a total of 725,000 shares of Common Stock to be registered by this Registration Statement. In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the price at which options may be exercised and where such price is not known, the average of the high and low prices of the Registrant’s Common Stock as quoted on the Nasdaq Capital Market, which was $1.80 on January 19, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*	Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428 of the Securities Act, and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant incorporates by reference the following documents that the Registrant has previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 15, 2017 (as amended by the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016, filed on December 27, 2017);

(b)	The portions of the Registrant’s definitive proxy statement on Schedule 14A filed on April 28, 2017 that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 2017, filed on May 9, 2017 (as amended by the Registrant’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2017, filed on December 27, 2017);

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended on June 30, 2017, filed on August 7, 2017 (as amended by the Registrant’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2017, filed on December 27, 2017);

(e)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended on September 30, 2017, filed on November 8, 2017 (as amended by the Registrant’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2017, filed on December 27, 2017);

(f)	The Registrant’s Current Reports on Form 8-K filed on January 6, 2017, January 9, 2017, March 7, 2017, March 23, 2017, April 5, 2017, April 26, 2017, May 9, 2017, May 23, 2017, June 21, 2017, June 23, 2017, July 25, 2017, August 7, 2017, August 17, 2017, September 8, 2017, September 19, 2017, September 22, 2017, November 8, 2017, December 14, 2017, and December 27, 2017; and

(g)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed on May 6, 2015 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of the Registrant’s common stock contained in its Registration Statement on Form S-1 (File No. 333-195783) filed on May 7, 2014 and declared effective by the SEC on June 20, 2014, and any amendment or report filed with the SEC for purposes of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant, the 401(k) Plan, or the ESPP subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant, the 401(k) Plan, or the ESPP files such report or document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 allow a corporation to indemnify its directors, officers, employees, and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe this his conduct was in, or not opposed to, the Registrant’s best interests. In a criminal action, the director, officer, employee, or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he or she has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

The Registrant’s By-Laws state that the Registrant shall indemnify every (i) present or former director, officer, employee or agent of the Registrant and (ii) any person who served at the Registrant’s request as a director, officer, member, manager, partner, trustee, fiduciary, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (each, an “Indemnitee”).

The Registrant’s By-Laws provide that the Registrant shall indemnify an Indemnitee against expenses, including attorneys’ fees and disbursements, and costs (and in connection with a proceeding other than a proceeding by or in the right of the Registrant, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by such person in connection with any proceeding in which such Indemnitee was, is, or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or have served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the Registrant’s best interests, or with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful or (b) is not liable pursuant to NRS Section 78.138; provided, however, that in the event that an Indemnitee is found liable to the Registrant, the Registrant will have no obligation to indemnify such Indemnitee unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper. The By-Laws provide that the termination of any proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue, or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Officers and directors of the Registrant are covered by insurance that, with certain exceptions and within certain limitations, indemnifies them against losses and liabilities arising from any alleged “wrongful act,” including any alleged error or misstatement, misleading statement, wrongful act or omission, neglect or breach of duty, in their capacities as such. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and executive officers pursuant to which the Registrant has contractually agreed to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and the Registrant’s governing documents.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit
4.1	Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 19, 2015)

4.2	By-Laws of the Registrant (incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

4.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed on December 23, 2015 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 24, 2015)

4.4	Certificate of Amendment to Certificate of Designation of Series A Convertible Preferred Stock, filed on April 4, 2016 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 7, 2016)

4.5	Certificate of Change of Ekso Bionics Holdings, Inc. effective May 4, 2016 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2016)

4.6	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 27, 2017)

4.7	Form of specimen certificate (incorporated by reference from Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed on June 23, 2015)

4.8	Registration Rights Agreement, dated as of January 15, 2014, by and among the Registrant and the investors named therein (incorporated by reference from Exhibit 10.10 of the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

4.9	Registration Rights Agreement, dated as of July 19, 2017, by and among the Registrant and the purchasers named therein (incorporated by reference from Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on July 25, 2017)

5.1*	Opinion of Nutter, McClennen & Fish, LLP

23.1*	Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5.1)

23.2*	Consent of OUM & Co., LLP

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

99.1*	The Registrant’s 401(k) Plan

99.2	The Registrant’s 2017 Employee Stock Purchase Plan (incorporated by reference from Appendix A to Registrant’s Proxy Statement on Schedule 14 filed on April 28, 2017)

In lieu of the opinion of counsel or determination letter contemplated by item 601(b)(5) of Regulation S-K, the Registrant will submit or has submitted the 401(k) Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

*Filed herewith.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on January 23, 2018.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Thomas Looby
Thomas Looby
Chief Executive Officer
(principal executive officer)

Signatures and POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Looby and Maximilian Scheder-Bieschin, or either one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas Looby	Director and Chief Executive Officer	January 23, 2018
Thomas Looby	(principal executive officer)

/s/ Maximilian Scheder-Bieshin	Chief Financial Officer (principal financial and	January 23, 2018
Maximilian Scheder-Bieschin	accounting officer)

/s/ Steven Sherman	Director and Chairman of the Board	January 23, 2018
Steven Sherman

/s/ Marilyn Hamilton	Director	January 23, 2018
Marilyn Hamilton

/s/ Howard Palefsky	Director	January 23, 2018
Howard Palefsky

/s/ Jack Peurach	Director	January 23, 2018
Jack Peurach

/s/ Stanley Stern	Director	January 23, 2018
Stanley Stern

/s/ Theodore Wang	Director	January 23, 2018
Theodore Wang

/s/ Amy Wendell	Director	January 23, 2018
Amy Wendell

Ekso Bionics 401(k) Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the 401(k) Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the in the City of Richmond, State of California, on January 23, 2018.

EKSO BIONICS 401(k) Plan.

By:	/s/ Thomas Looby
Thomas Looby, on behalf of the Ekso Bionics, Inc., Plan Administrator